UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: October 26, 2015
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800
Denver, Colorado 80265
(Address of principal executive offices and zip code)

(303) 672-6900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 26, 2015, our board of directors (the “Board”) approved an amendment and restatement of the QEP Resources, Inc. Executive Severance Compensation Plan - CIC (the “CIC Plan”), amendments to the QEP Resources, Inc. 2010 Long-Term Stock Incentive Plan (the “LTSIP”) and the QEP Resources, Inc. Cash Incentive Plan (the “CIP”), and an incentive compensation clawback policy (the “Clawback Policy”).
The amendments to the LTSIP and CIP were implemented to provide, on a prospective basis, that awards granted thereunder will vest in connection with a change in control of the company on a “double trigger” basis (i.e., only if the change in control is accompanied by a subsequent involuntary or, for executives, constructive termination of employment). This aspect of the amendments does not impact the terms of any previously granted awards under these plans. The amended and restated CIC Plan reflects changes to conform to this prospective approach toward incentive award vesting in connection with a change in control.
The Clawback Policy permits the Compensation Committee of the Board (the “Committee”) to seek to recover certain incentive compensation paid to executive officers and other key employees in the event of a restatement of the company’s financial statements to correct a material error or inaccuracy in certain circumstances. The CIP was also amended to provide that annual incentive awards thereunder will be subject to the terms of any compensation clawback policy that may be adopted by the Board, including the Clawback Policy.
In addition, on October 26, 2015, the Board approved new forms of equity and incentive award agreements under the LTSIP and CIP to conform the terms of those awards to the plan amendments.
A brief description of each of the CIC Plan, the LTSIP, the CIP and the award agreements issued under the LTSIP and CIP is set forth below.
CIC Plan
The CIC Plan provides severance compensation and other benefits to eligible executive officers upon a termination of their employment without cause or a resignation of their employment for good reason, in either case within three years following a change in control. Payments and benefits upon such a qualifying termination generally consist of a payment measured based on a multiple of annual base salary and average annual incentive awards (depending on seniority), a pro-rated annual incentive award payment for the year of termination, a payment in respect of certain enhanced retirement benefits and continued participation (without cost) in health and welfare benefit programs for either two or three years (depending on level of position). Payments are generally made in a lump sum shortly following termination (except the pro-rated annual incentive award payment is paid following the end of the year in which the termination occurs), subject to any legally required delay, and may be reduced in certain circumstances on account of Section 280G of the Internal Revenue Code (the “Code”). No Code Section 280G gross ups are provided.
LTSIP; Stock Option and Restricted Stock Agreements
The LTSIP is an equity incentive plan pursuant to which we may grant a variety of equity incentive awards, including stock options, stock appreciation rights, performance shares, restricted stock, restricted stock units and other stock based awards to employees, directors and other service providers. 21,000,000 shares of our common stock were initially reserved for issuance under the LTSIP, which amount has not been increased subsequent to the initial adoption of the plan. All awards under the LTSIP are granted at the discretion of the Board or the Committee. The Board or the Committee determines the types of and all terms and conditions of awards in its sole discretion and has historically granted only stock options and restricted stock awards under the LTSIP. Our stock option and restricted stock awards have historically been time vesting awards that vest over a stated period as determined by the Board or the Committee and allow recipients to acquire shares of our common stock (i) at no cost (in the case of restricted stock awards) or (ii) by paying a fixed exercise price (in the case of stock options).
CIP and Performance Share Unit Agreements
The CIP provides for the grant of cash and other incentive awards, including awards that are intended to satisfy the requirements for performance based compensation under Code Section 162(m). Awards have historically consisted of annual incentive awards and performance share unit awards (“PSUs”) earned based on performance over a designated performance period, which historically has been one year (in the case of annual incentive awards) and three years (in the case of PSUs).

PSUs are denominated in shares of our common stock and have historically been eligible to be earned at a level of 0-200% of the target number of shares based on performance. PSUs may be settled, at the Committee’s election, either in cash or in shares of our common stock. If paid in cash, the amount is based on the average closing price of our shares for the fourth quarter of the final year of the performance period. If settled in stock, all shares are issued under the LTSIP.
The foregoing description of the CIC Plan, LTSIP, CIP and related award agreements are qualified in their entirety by the full text of the applicable plans and agreements, as amended.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	QEP Resources, Inc. Executive Severance Compensation Plan - CIC, as amended and restated effective as of October 26, 2015.
10.2	Amendment No. 1 to the QEP Resources, Inc. 2010 Long-Term Stock Incentive Plan, effective as of October 26, 2015.
10.3	Amendment No. 1 to the QEP Resources, Inc. Cash Incentive Plan, effective as of October 26, 2015.
10.4	QEP Resources, Inc. Form of Nonqualified Stock Option Agreement executive officers.
10.5	QEP Resources, Inc. Form of Restricted Stock Agreement for executive officers.
10.6	QEP Resources, Inc. Form of Restricted Stock Agreement for non-employee directors.
10.7	QEP Resources, Inc. Form of Performance Share Unit Agreement for executive officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QEP Resources, Inc.
(Registrant)

October 29, 2015	/s/ Richard J. Doleshek
Richard J. Doleshek Executive Vice President and Chief Financial Officer

List of Exhibits:

Exhibit No.	Description
10.1	QEP Resources, Inc. Executive Severance Compensation Plan - CIC, as amended and restated effective as of October 26, 2015.
10.2	Amendment No. 1 to the QEP Resources, Inc. 2010 Long-Term Stock Incentive Plan, effective as of October 26, 2015.
10.3	Amendment No. 1 to the QEP Resources, Inc. Cash Incentive Plan, effective as of October 26, 2015.
10.4	QEP Resources, Inc. Form of Nonqualified Stock Option Agreement executive officers.
10.5	QEP Resources, Inc. Form of Restricted Stock Agreement for executive officers.
10.6	QEP Resources, Inc. Form of Restricted Stock Agreement for non-employee directors.
10.7	QEP Resources, Inc. Form of Performance Share Unit Agreement for executive officers.